Exhibit 99.1

Wheeler Real Estate Investment Trust, Inc. Riversedge North 2529 Virginia Beach Boulevard Virginia Beach, VA 23452

December 28, 2021

Mr. Daniel Khoshaba

Alexander Palm Road

Boca Raton, Florida 33432

Dear Dan:

We are saddened by your recent public letters.

While your short 16-month tenure as CEO had its pluses and minuses, we respected your written decision to resign for personal reasons when confronted with some of those minuses.

We wish you the best in your retirement in Florida.

Regards,

/s/ Stefani Carter
Stefani Carter
Chair of the Board of Directors
Wheeler Real Estate Investment Trust, Inc.